Exhibit 99.1

    UNIVERSAL TRUCKLOAD SERVICES, INC. REPORTS RECORD REVENUE AND NET INCOME
          FOR THE THIRTEEN AND THIRTY-NINE WEEKS ENDED OCTOBER 1, 2005

    WARREN, Mich., Oct. 26 /PRNewswire-FirstCall/ -- Universal Truckload Services, Inc. (Nasdaq: UACL) today announced record financial results for the thirteen and thirty-nine weeks ended October 1, 2005.

    For the thirteen weeks ended October 1, 2005, operating revenues increased 39.9%, or $38.7 million, to $135.6 million from $97.0 million for the thirteen weeks ended October 2, 2004. Included in operating revenues are fuel surcharges of $9.4 million and $3.3 million for the third quarters of 2005 and 2004, respectively. Net income increased 63.3%, or $1.8 million, to $4.6 million, or $0.29 per share for the third quarter of 2005, from $2.8 million, or $0.28 per share, for the third quarter of 2004. Great American Lines, Inc. and CrossRoad Carriers, Inc., which were acquired in August and November 2004, respectively, generated combined operating revenues of $32.8 million and net income of $943,000 in the third quarter of 2005. Great American Lines generated operating revenues of $12.7 million and net income of $405,000 in the third quarter of 2004.

    Universal's truckload revenue in the third quarter of 2005 increased by 21.9% to $84.2 million from $69.0 million in the corresponding period of 2004. Brokerage revenue in the third quarter of 2005 increased by 105.5% to $38.4 million from $18.7 million in the corresponding period of 2004. Intermodal revenue in the third quarter of 2005 increased by 41.6% to $13.0 million from $9.2 million in the corresponding period of 2004.

    For the thirty-nine weeks ended October 1, 2005, operating revenues increased 54.9%, or $136.2 million, to $384.1 million from $247.9 million for the thirty-nine weeks ended October 2, 2004. Included in operating revenues are fuel surcharges of $22.5 million and $6.8 million for the first three quarters of 2005 and 2004, respectively. Net income increased 63.9%, or $4.9 million, to $12.5 million, or $0.83 per share through the third quarter of 2005, from $7.6 million, or $0.76 per share, through the third quarter of 2004. Great American Lines, Inc. and CrossRoad Carriers, Inc., which were acquired in August and November 2004, respectively, generated combined operating revenues of $96.8 million and net income of $3.1 million in the first three quarters of 2005. Great American Lines generated operating revenues of $12.7 million and net income of $405,000 in the first three quarters of 2004.

    Universal's truckload revenue in the first three quarters of 2005 increased by 35.9% to $238.2 million from $175.3 million in the corresponding period of 2004. Brokerage revenue in the first three quarters of 2005 increased by 136.5% to $110.4 million from $46.7 million in the corresponding period of 2004. Intermodal revenue in the first three quarters of 2005 increased by 36.9% to $35.5 million from $25.9 million in the corresponding period of 2004.

    "UTSI's 2005 third quarter operating results were the best single quarterly results in the company's history," stated Universal's President and CEO Don Cochran. "We have continued to grow operating revenues across each of our service offerings. This growth has been both organic and through our strategic acquisitions of Great American Lines and CrossRoad Carriers. In the third quarter, truckload, brokerage and intermodal revenues grew organically at 12.5%, 32.8% and 41.6%, respectively. In total, operating revenues grew organically by $18.6 million or 19.2%."

    Universal Truckload Services, Inc. is primarily a non-asset based provider of transportation services to shippers throughout the United States and in the Canadian provinces of Ontario and Quebec. The Company's trucking services include both flatbed and dry van operations and the Company provides rail- truck and steamship-truck intermodal support services. The Company also offers truck brokerage services.

    Some of the statements contained in this press release might be considered forward-looking statements. These statements identify prospective information. Forward-looking statements are based on information available at the time and/or management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. These forward-looking statements are subject to a number of factors that may cause actual results to differ materially from the expectations described. Additional information about the factors that may adversely affect these forward-looking statements is contained in the Company's reports and filings with the Securities and Exchange Commission. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information except to the extent required by applicable securities laws.

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                   Unaudited Consolidated Statements of Income
                      (In thousands, except per share data)

                                          Thirteen Weeks Ended      Thirty-nine Weeks Ended
                                       -------------------------   -------------------------
                                        October 1,    October 2,    October 1,    October 2,
                                          2005          2004          2005          2004
                                       -----------   -----------   -----------   -----------
Operating revenues:
    Truckload                          $    84,166   $    69,044   $   238,184   $   175,280
    Brokerage                               38,444        18,709       110,406        46,690
    Intermodal                              13,027         9,203        35,508        25,937
        Total operating
         revenues                          135,637        96,956       384,098       247,907
Operating expenses:
    Purchased
     transportation                        104,227        72,507       292,898       184,402
    Commissions expense                      8,741         7,260        24,661        19,380
    Other operating
     expense, net                            1,668         1,492         5,088         3,589
    Selling, general, and
     administrative                          8,771         7,090        27,966        18,666
    Insurance and claims                     3,722         2,711        10,212         6,578
    Depreciation and
     amortization                            1,106         1,109         3,166         2,713
        Total operating
         expenses                          128,235        92,169       363,991       235,328
        Income from
         operations                          7,402         4,787        20,107        12,579
Interest income (expense),
 net                                           198          (189)          183          (399)
        Income before
         income taxes                        7,600         4,598        20,290        12,180
Provision for income taxes                   2,955         1,753         7,777         4,545
        Net income                     $     4,645   $     2,845   $    12,513   $     7,635
Earnings per common share:
    Basic and diluted                  $      0.29   $      0.28   $      0.83   $      0.76
Average common shares
 outstanding:
    Basic and diluted                       16,118        10,023        15,124        10,023

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (In thousands)

                                           October 1,    December 31,
                                              2005           2004
                                          ------------   ------------
Assets
    Cash and cash equivalents             $     13,759   $        904
    Marketable securities                       17,475              -
    Accounts receivable - net                   70,188         59,441
    Other current assets                         6,267          8,257
        Total current assets                   107,689         68,602
    Property and equipment - net                29,949         23,831
    Other long-term assets - net                12,570         12,851
        Total assets                      $    150,208   $    105,284

Liabilities and shareholders' equity
 (deficit)
    Total current liabilities             $     40,055   $    117,520
    Total long-term liabilities                  1,713          4,589
        Total liabilities                       41,768        122,109
        Total shareholders' equity
         (deficit)                             108,440        (16,825)
        Total liabilities and
         shareholders' equity (deficit)   $    150,208   $    105,284

                       UNIVERSAL TRUCKLOAD SERVICES, INC.
                            Summary of Operating Data
                                   (Unaudited)

                                              Thirteen Weeks Ended      Thirty-nine Weeks Ended
                                           -------------------------   -------------------------
                                            October 1,    October 2,    October 1,    October 2,
                                              2005          2004          2005          2004
                                           -----------   -----------   -----------   -----------
Average number of tractors
 provided by owner-operators
        Truckload                                2,395         2,287         2,358         1,913
        Intermodal                                 373           303           333           292

Truckload Revenues:
    Average operating
     revenues per loaded
     mile (1)                              $      2.35   $      2.02   $      2.22   $      1.91
    Average operating
     revenues per loaded
     mile, excluding fuel
     surcharges (1)                        $      2.12   $      1.93   $      2.03   $      1.84
    Average operating
     revenues per load (1)                 $       946   $       879   $       871   $       904
    Average operating
     revenues per load,
     excluding fuel
     surcharges (1)                        $       853   $       841   $       799   $       873
    Average length of
     haul (1)(2)                                   402           436           393           474
    Number of loads (1)                         88,972        78,525       273,047       193,932

Brokerage Revenues:
    Average operating
     revenues per loaded
     mile (1)                              $      1.96   $      1.70   $      1.88   $      1.62
    Average operating
     revenues per
     load (1)                              $     1,242   $     1,010   $     1,168   $       914
    Average length of
     haul (1)(2)                                   634           596           623           566
    Number of loads (1)                         22,046        11,038        67,691        51,079

Intermodal Revenues:
    Drayage (in
     thousands)                            $    11,685   $     8,092   $    31,507   $    22,981
    Depot (in thousands)                   $     1,342   $     1,111   $     4,001   $     2,956

    Total (in thousands)                   $    13,027   $     9,203   $    35,508   $    25,937

    Average operating
     revenues per loaded
     mile                                  $      4.13   $      2.89   $      4.07   $      3.03
    Average operating
     revenues per loaded
     mile, excluding fuel
     surcharges                            $      3.72   $      2.77   $      3.73   $      2.94
    Average operating
     revenues per load                     $       269   $       264   $       269   $       260
    Average operating
     revenues per load,
     excluding fuel
     surcharges                            $       243   $       254   $       247   $       252
    Number of loads                             43,443        30,642       116,924        88,415

    (1) Excludes operating data from CrossRoad Carriers, Inc. in order to improve the relevance of the statistical data related to our truckload and brokerage services and improve the comparability to our peer companies.

    (2) Average length of haul is computed using loaded miles.

SOURCE  Universal Truckload Services, Inc.
    -0-                             10/26/2005
    /CONTACT: Robert Sigler, Vice President and Chief Financial Officer of Universal Truckload Services, Inc., +1-586-920-0100/
    /Web site:  http://www.uacl.com /